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                                                             Exhibit 23b(CEI)

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                                                               EXHIBIT 23b (CEI)




                              CONSENT OF COUNSEL
                                     FOR
                 THE CLEVELAND ELECTRIC ILLUMINATING COMPANY




The statements as to matters of law and legal conclusions under the headings "General Regulation", "Environmental Regulation" and "Electric Rates" in Item
1. and "Title to Property" in Item 2. and "Legal Proceedings" in Item 3. of the The Cleveland Electric Illuminating Company Annual Report on Form 10-K for the year ended December 31, 1995 have been prepared under my supervision and in my opinion such respective statements as to such matters are correct.

I hereby consent to the use of my name in connection with the statements prepared under my supervision as stated in the preceding paragraph and to the incorporation by reference of those statements into the Prospectus now and hereafter constituting a part of the Registration Statement previously filed by The Cleveland Electric Illuminating Company under File No. 33-55513 and to the reference to me under the heading "Experts" in such Prospectus.




                                            TERRENCE G. LINNERT
                                            Terrence G. Linnert
                                            Senior Vice President,
                                            Chief Financial Officer
                                            and General Counsel





March 26, 1996